SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                            ------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 27, 2004

                               Optimal Group Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                     Canada
                 (State or Other Jurisdiction of Incorporation)

            0-28572                                  98-0160833
   (Commission File Number)             (IRS Employer Identification No.)

   3400 de Maisonneuve Blvd. W., 12th Floor, Montreal, Quebec, Canada H3Z 3B8
          (Address of Principal Executive Offices, Including Zip Code)

                                 (514) 738-8885
              (Registrant's Telephone Number, Including Area Code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On February 27, 2004, pursuant to an asset purchase agreement dated the same date, Optimal Services Group Inc., which is a Canadian wholly owned subsidiary of Optimal Group Inc. (the "Registrant"), and Optimal Robotics Inc., which is a Delaware wholly owned subsidiary of the Registrant, acquired Systech Hardware Services Division, an operating division within Systech Retail Systems (Canada), Inc. and Systech Retail Systems (U.S.A.), Inc., which are subsidiaries of Systech Retail Systems Corp. The net cost of the acquisition was US$3.0 million, subject to post-closing adjustments. The purchase price for the acquired assets was established by negotiation between the parties, and was paid by Optimal Services Group Inc. and Optimal Robotics Inc. in part by cash, from the Registrant's working capital, and in part by the assumption of liabilities.

      Neither Systech Retail Systems Corp. nor any of its officers or directors has any material relationship with the Registrant or any of its affiliates, any director or officer of the Registrant or any associate of any such director or officer.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements

      The financial statements required by this Item 7 are included in this Current Report on Form 8-K. The financial statements filed herewith are:

      (i) Unaudited Pro Forma Consolidated Balance Sheet of the Registrant as at March 31, 2004;

      (ii) Unaudited Pro Forma Consolidated Statements of Operations of the Registrant for the three-month period ended March 31, 2004 and the year ended December 31, 2003; and

      (iii) Carve-out financial statements of Systech Hardware Services Division, an operating division within Systech Retail Systems (Canada), Inc. and Systech Retail Systems (U.S.A.), Inc., which are subsidiaries of Systech Retail Systems Corp., as of and for the year ended January 31, 2004.

(c)   Exhibits

  Exhibit
   Number                                  Exhibit
   ------                      ------------------------------

    23      Consent of Grant Thornton LLP.

    99 Asset Purchase Agreement dated February 27, 2004, among Optimal Services Group Inc., Optimal Robotics Inc., Systech Retail Systems (Canada), Inc., Systech Retail Systems (U.S.A.) and Systech Retail Systems Corp.

                                   SIGNATURES:

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2004                          Optimal Group Inc.
                                             (Registrant)


                                             By: /s/ Holden L. Ostrin
                                                 ----------------------------
                                                 Holden L. Ostrin
                                                 Co-Chairman

Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisition of Systech)
(Unaudited)

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)

Three-month period ended March 31, 2004 and the year ended December 31, 2003 (expressed in US dollars)

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisition of Systech)
(Unaudited)

Three-month period ended March 31, 2004 and the year ended December 31, 2003 (expressed in US dollars)

Financial Statements

     Pro Forma Consolidated Balance Sheet.................................   1

     Pro Forma Consolidated Statements of Operations......................   3

     Notes to Pro Forma Consolidated Financial Statements.................   5

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Balance Sheet (Giving effect to the U-Scan Sale and the Acquisition of Systech)
(Unaudited)

March 31, 2004
(expressed in US dollars)

===========================================================================================================
                                                         Optimal          Disposal of             Pro Forma
                                                      Group Inc.      U-Scan business          consolidated
-----------------------------------------------------------------------------------------------------------
                                                                         (notes 2 (c)
                                                                               and 3)
Assets

Current assets:
     Cash and cash equivalents                     $   7,145,381       $  35,000,000          $  42,145,381
     Short-term investments                           66,488,375                  --             66,488,375
     Accounts receivable                              15,958,804          (8,285,746)             7,673,058
     Income taxes receivable                             546,130                  --                546,130
     Tax credits receivable                              376,000                  --                376,000
     Inventories                                      25,632,520         (18,180,019)             7,452,501
     Future income taxes                                 245,284                  --                245,284
     Prepaid expenses and deposits                     1,322,240            (162,392)             1,159,848
-----------------------------------------------------------------------------------------------------------
                                                     117,714,734           8,371,843            126,086,577

Deferred acquisition costs                               349,985                  --                349,985
Property and equipment                                 6,245,370          (3,936,821)             2,308,549
Goodwill and other intangible assets                  14,948,968          (3,339,402)            11,609,566
Future income taxes                                    2,562,978                  --              2,562,978

-----------------------------------------------------------------------------------------------------------
                                                   $ 141,822,035       $   1,095,620          $ 142,917,655
===========================================================================================================

Liabilities and Shareholders' Equity

Current liabilities:
     Bank indebtedness                             $  10,462,887       $          --          $  10,462,887
     Accounts payable and accrued liabilities          9,682,013          (2,918,393)             6,763,620
     Deferred revenue                                 11,444,016          (7,131,939)             4,312,077
     Future income taxes                                 133,806           3,700,000(h)           3,833,806
-----------------------------------------------------------------------------------------------------------
                                                      31,722,722          (6,350,332)            25,372,390

Shareholders' equity:
     Share capital                                   122,102,244                  --            122,102,244
     Additional paid-in capital                            5,282                  --                  5,282
     Deficit                                         (10,523,742)          7,445,952             (3,077,790)
     Cumulative translation adjustment                (1,484,471)                 --             (1,484,471)
-----------------------------------------------------------------------------------------------------------
                                                     110,099,313           7,445,952            117,545,265

-----------------------------------------------------------------------------------------------------------
                                                   $ 141,822,035       $   1,095,620          $ 142,917,655
===========================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Statement of Operations (Giving effect to the U-Scan Sale and the Acquisition of Systech)
(Unaudited)

Three-month period ended March 31, 2004
(expressed in US dollars)

==========================================================================================================================
                                    Optimal                             Pro Forma            Disposal of         Pro Forma
                                 Group Inc.            Systech        adjustments        U-Scan business      Consolidated
--------------------------------------------------------------------------------------------------------------------------
                                 (3 months)         (2 months)           (note 3)           (note 3 (g))
Revenues                       $ 20,415,675       $  2,276,656       $         --          $(11,107,894)      $ 11,584,437

Cost of sales                    14,538,873          1,931,706                 --            (7,973,062)         8,497,517

--------------------------------------------------------------------------------------------------------------------------
Gross margin                      5,876,802            344,950                 --            (3,134,832)         3,086,920

Expenses(income):
     Selling, general and
       administrative             7,601,249            185,506                 --            (3,473,409)         4,313,346
     Amortization                 1,034,233            147,382             43,738(d)           (609,204)           616,149
     Operating lease                971,091            201,114                 --              (274,705)           897,500
     Research and
       development                  201,854                 --                 --              (201,854)                --
     Interest income               (258,786)                --                 --                    --           (258,786)
     Foreign exchange              (151,514)            (3,114)                --                    --           (154,628)
     ---------------------------------------------------------------------------------------------------------------------
                                  9,398,127            530,888             43,738            (4,559,172)         5,413,581

--------------------------------------------------------------------------------------------------------------------------
Loss before income taxes         (3,521,325)          (185,938)           (43,738)            1,424,340         (2,326,661)

Income tax recovery                (328,000)                --            (14,000)(f)           133,000           (209,000)

--------------------------------------------------------------------------------------------------------------------------
Net loss                       $ (3,193,325)      $   (185,938)      $    (29,738)         $  1,291,340       $ (2,117,661)
==========================================================================================================================

Loss per share:
     Basic                     $      (0.21)                                                                  $      (0.14)
     Diluted                          (0.21)                                                                         (0.14)
==========================================================================================================================

Weighted average number
  of shares:
     Basic                       14,936,235                                                                     14,936,235
     Effect of dilutive
       stock options                  1,012                                                                          1,012

--------------------------------------------------------------------------------------------------------------------------
     Diluted                     14,937,247                                                                     14,937,247
==========================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Statement of Operations (Giving effect to the U-Scan Sale and the Acquisition of Systech)
(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

====================================================================================================================================
                                                                                      Disposal of
                                        Optimal                    Acquisition          Pro Forma             U-Scan      Pro Forma
                                     Group Inc.         RBA Inc.    of Systech        adjustments           business   Consolidated
------------------------------------------------------------------------------------------------------------------------------------
                                    (12 months)       (9 months)    (12 months)          (note 3)       (note 3 (g))
Revenues                           $ 67,187,900     $ 22,135,685   $ 20,281,210      $         --      $(55,459,418)   $ 54,145,377

Cost of sales                        45,421,729       18,494,155      2,404,250            40,703(a)    (37,494,209)     43,701,407
                                                                                       14,834,779(e)
------------------------------------------------------------------------------------------------------------------------------------
Gross margin                         21,766,171        3,641,530     17,876,960       (14,875,482)      (17,965,209)     10,443,970

Expenses(income):
     Selling, general and
       administrative                25,905,607        1,822,658     20,210,178           238,388(b)    (16,862,682)     18,486,465
                                                                                      (12,827,684)(e)
     Amortization                     3,065,411          838,707      2,376,539           566,620(c)     (2,160,064)      2,855,068
                                                                                          174,950(d)
                                                                                       (2,007,095)(e)
     Operating lease                  1,970,834          798,013        762,403                --        (1,137,392)      2,393,858
     Research and
       development                      795,390               --             --                --          (795,390)             --
     Impairment of long-lived
       assets                                --               --        679,003                --                --         679,003
     Restructuring                      747,919               --             --                --          (415,414)        332,505
     Interest(income) expense          (980,103)         424,668        629,081                --            (1,753)         71,893
     Foreign exchange                   332,505               --     (3,172,410)               --           (76,590)     (2,916,495)
------------------------------------------------------------------------------------------------------------------------------------
                                     31,837,563        3,884,046     21,484,794       (13,854,821)      (21,449,285)     21,902,297

------------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes            (10,071,392)        (242,516)    (3,607,834)       (1,020,661)        3,484,076     (11,458,327)

Income tax recovery                  (3,903,000)              --             --                --         1,350,000      (2,553,000)

------------------------------------------------------------------------------------------------------------------------------------
Net loss                           $ (6,168,392)    $   (242,516)  $ (3,607,834)     $ (1,020,661)     $  2,134,076    $ (8,905,327)
====================================================================================================================================

Loss per share:
     Basic                         $      (0.41)                                                                       $      (0.60)
     Diluted                              (0.41)                                                                              (0.60)

====================================================================================================================================

Weighted average number
  of shares:
     Basic                           14,936,235                                                                          14,936,235
     Effect of dilutive
       stock options                        576                                                                                 576

------------------------------------------------------------------------------------------------------------------------------------
     Diluted                         14,936,811                                                                          14,936,811
====================================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisition of Systech)

(Unaudited)

Three-month period ended March 31, 2004 and the year ended December 31, 2003 (expressed in US dollars)

================================================================================

1.    Basis of Presentation:

      The pro forma consolidated statements of operations give effect to (a) the sale by Optimal Group Inc. (formerly Optimal Robotics Corp.) (the "Company" or "Optimal") to Fujitsu Transaction Solutions Inc ("Fujitsu") of Optimal's U-Scan self-checkout business on April 8, 2004, (b) the acquisition of the services business of RBA Inc. (the "RBA Business") by Optimal completed on September 30, 2003 and (c) the acquisition of the hardware services division of Systech Retail Systems (the "Systech Business"), an operating division within Systech Retail Systems (Canada) Inc. and Systech Retail Systems (U.S.A.), Inc., which are subsidiaries of Systech Retail Systems Corp., by Optimal completed on February 27, 2004. The pro forma consolidated balance sheet gives effect to the sale of the Company's U-Scan self-checkout business to Fujitsu. As at March 31, 2004, the balance sheet of Optimal already consolidates the financial position of the RBA Business and the Systech Business. The pro forma financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles.

      The pro forma consolidated financial statements as at and for the period ended March 31, 2004 are based on the unaudited interim consolidated financial statements of Optimal for the period ended March 31, 2004 (which already include the results of operations of the Systech Business since its acquisition on February 27, 2004), as well as the unaudited financial statements of the Systech Business for the two-month period ended February 27, 2004. The pro forma consolidated statement of operations for the three-month period ended March 31, 2004 gives effect to the acquisition of the Systech Business and the disposal of the U-Scan self-checkout business as if both transactions had taken place on January 1, 2003. The pro forma consolidated balance sheet gives effect to the disposal of the U-Scan self-checkout business as if the transaction had taken place as at March 31, 2004.

      The pro forma consolidated financial statements for the year ended December 31, 2003 are based on the audited consolidated financial statements of Optimal for the year ended December 31, 2003 (which already include the results of operations of the RBA Business since its acquisition on September 30, 2003), the unaudited financial statements of RBA Inc. for the nine-month period ended September 30, 2003, as well as the audited financial statements of the Systech Business for the twelve-month period ended January 31, 2004. The pro forma consolidated statement of operations for the year ended December 31, 2003 gives effect to the acquisitions of the RBA Business and the Systech Business and the disposal of the U-Scan self-checkout business as if those transactions had taken place on January 1, 2003.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisition of Systech), Continued
(Unaudited)

Three-month period ended March 31, 2004 and the year ended December 31, 2003
 (expressed in US dollars)

================================================================================

1.    Basis of Presentation (continued):

      The functional currency of RBA Inc. is the Canadian dollar. The statement of operations of RBA Inc. for the nine-month period ended September 30, 2003 has been converted into US dollars at the average exchange rate for the period which was - CA$1 = US$0.6999.

      The pro forma consolidated statements of operations are not necessarily indicative of the results of operations that would have been realized for the periods presented, nor do they purport to project the Company's results of operations for any future periods. The statement of operations does not include the expected benefits and cost savings that may arise from the business acquisitions.

      The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Optimal as at and for the year ended December 31, 2003, and the interim consolidated financial statements of Optimal as at and for the three-month period ended March 31, 2004.

2.    Business Acquisitions and Disposal of U-Scan business:

      (a)   RBA Inc.

            On September 30, 2003, the Company acquired substantially all of the assets and the ongoing business of RBA Inc., a company that provides hardware maintenance outsourcing services, including debit/credit card system maintenance and computer maintenance services, across Canada.

            The net assets acquired for cash are approximately $6 million (CA$8.1 million), subject to the determination of certain post-closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method and, accordingly, the results of operations of the RBA Business have been consolidated with those of the Company from the date of acquisition.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisition of Systech), Continued
(Unaudited)

Three-month period ended March 31, 2004 and the year ended December 31, 2003
 (expressed in US dollars)

================================================================================

2.    Business Acquisitions and Disposal of U-Scan business (continued):

      (a)   RBA Inc. (continued)

            The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and the allocation to goodwill and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

            ====================================================================

            Assets acquired:
                 Accounts receivable                                $  3,185,127
                 Inventories                                           2,222,135
                 Property and equipment                                1,766,800
                 Prepaid expenses and deposits                           289,004
                 Customer contracts and customer relationships         3,399,720
                 Tax-deductible goodwill                               3,783,350
                 ---------------------------------------------------------------
                                                                      14,646,136

            Liabilities assumed:
                 Accounts payable and accrued liabilities              4,156,473
                 Deferred revenue                                        697,454
                 Current portion of long-term debt                     2,384,182
                 Long-term debt                                        1,362,190
                 ---------------------------------------------------------------
                                                                       8,600,299

            --------------------------------------------------------------------
            Net assets acquired for cash                            $  6,045,837
            ====================================================================

      (b)   Systech Hardware Services Division

            On February 27, 2004, the Company acquired the net assets of the Systech Business for approximately $3 million in cash, subject to the determination of certain post closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method and the results of the Systech Business are consolidated with those of the Company from the date of acquisition.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisition of Systech), Continued
(Unaudited)

Three-month period ended March 31, 2004 and the year ended December 31, 2003
 (expressed in US dollars)

================================================================================

2.    Business Acquisitions and Disposal of U-Scan business (continued):

      (b)   Systech Hardware Services Division (continued)

            The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing its valuation of the net assets acquired, including goodwill and other intangible assets; thus, the allocation of the purchase price is subject to refinement.

            ====================================================================

            Assets acquired:
                 Accounts receivable                                $  1,466,499
                 Inventories                                           3,620,125
                 Property and equipment                                  273,706
                 Prepaid expenses and deposits                            64,536
                 Customer contracts and customer relationships           612,331
                 Tax-deductible goodwill                                 512,293
                 ---------------------------------------------------------------
                                                                       6,549,490

            Liabilities assumed:
                 Accounts payable and accrued liabilities              1,058,493
                 Deferred revenue                                      2,490,997
                 ---------------------------------------------------------------
                                                                       3,549,490

            --------------------------------------------------------------------
            Net assets acquired for cash                            $  3,000,000
            ====================================================================

      (c)   Sale of U-Scan business

            Effective April 8, 2004, the Company sold its U-Scan self-checkout business to Fujitsu, including all related tangible assets, intellectual property rights, and obligations, for $35 million in cash plus the assumption of liabilities. The purchase price is subject to adjustments at the date of closing based on the net assets at that date.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisition of Systech), Continued
(Unaudited)

Three-month period ended March 31, 2004 and the year ended December 31, 2003
 (expressed in US dollars)

================================================================================

2.    Business Acquisitions and Disposal of U-Scan business (continued):

      (c)   Sale of U-Scan business (continued)

            The following table summarizes the book value of the assets and liabilities at March 31, 2004 relating to the business sold by the
            Company:

            =================================================================================
                                                                                    March 31,
                                                                                         2004
            ---------------------------------------------------------------------------------
            Accounts receivable                                                 $   8,285,746
            Inventories                                                            18,180,019
            Prepaid expenses and deposits                                             162,392
            Property and equipment                                                  3,936,821
            Intangible assets                                                       3,339,402
            Accounts payable accrued liabilities                                   (2,918,393)
            Deferred revenue                                                       (7,131,939)

            ---------------------------------------------------------------------------------
            Net assets sold by the Company                                         23,854,048

            Proceeds from sale                                                     35,000,000

            ---------------------------------------------------------------------------------
            Gain on sale of business, before estimated taxes of $3,700,000
              at March 31, 2004                                                 $  11,145,952
            =================================================================================

            The proceeds from sale are net of a termination fee paid to NCR Corporation ("NCR") as a result of the termination of an asset purchase agreement entered into by the Company and NCR on March 4, 2004 relating to the sale of the U-Scan self-checkout business to NCR.

3.    Pro Forma Adjustments:

      The pro forma consolidated statement of operations does not include any benefits from anticipated synergies from the acquisition of the RBA Business and incorporates the following adjustments:

      (i)   To conform the accounting policies of RBA Inc. with those of the
            Company:

            (a) Represents costs capitalized by RBA Inc. that would be expensed by the Company.

            (b) Represents deferred charges in the accounts of RBA Inc. related to specific contracts with customers that would be expensed by the Company.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisition of Systech), Continued
(Unaudited)

Three-month period ended March 31, 2004 and the year ended December 31, 2003
 (expressed in US dollars)

================================================================================

3.    Pro Forma Adjustments (continued):

      (ii)  As a result of the acquisition of the RBA Business:

            (c) Represents nine months of amortization of the customer contracts and customer relationships acquired as part of the RBA Business using the straight-line method over the estimated life of 72 months.

      (iii) As a result of the acquisition of the Systech Business:

            (d) Represents amortization of the customer contracts and customer relationships acquired as part of the Systech Business using the straight-line method over the estimated life of 42 months.

            (e) Represents reclassification of costs in accordance with the Company's policies.

            (f) Represents future income taxes at a rate of 33% related to items recorded in (a) through (e) above.

      (iv)  As a result of the sale of the U-Scan self-checkout business:

            (g) Represents the estimated results of operations of the U-Scan self-checkout business for the three months ended March 31, 2004 and the year ended December 31, 2003, excluding the net gain to be realized on the sale of the assets of this business.

            (h) Represents the tax effect on the gain on sale of the assets of the business.

4.    Canadian/US reporting differences:

      The pro forma consolidated financial statements of the Company are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which conform, in all material respects, with those generally accepted in the United States.

5.    Subsequent event:

      Effective April 6, 2004, the Company completed a Combination Agreement with Terra Payments Inc. ("Terra"), a Canadian publicly-traded company that offers proprietary technology and services to businesses to accept credit card, electronic cheque and direct debit payments. Terra processes credit card payments for primarily non-face-to-face transactions, including mail-order/telephone order, licensed on-line gaming and other online merchants, as well as for retail point-of-sale merchants. Terra also processes cheques and direct debits online and by telephone.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale and the Acquisition of Systech), Continued
(Unaudited)

Three-month period ended March 31, 2004 and the year ended December 31, 2003
 (expressed in US dollars)

================================================================================

5.    Subsequent event (continued):

      The agreement provides for a stock-for-stock merger in which 0.4532 of the Company's Class "A" shares were exchanged for each share of Terra. The total purchase price of $64.6 million was paid through the issuance of 7,241,327 Class "A" shares by the Company, the assumption of outstanding options and warrants issued by Terra, and estimated transaction costs of the Company.

Carve-Out Financial Statements and
Report of Independent Certified Public Accountants
Systech Hardware Services Division
For the Year Ended January 31, 2004

Systech Hardware Services Division
Table of Contents

Report of Independent Certified Public Accountants............................1

Financial Statements:

         Carve-Out Balance Sheet..............................................2

         Carve-Out Statement of Operations....................................3

         Carve-Out Statement of Cash Flows....................................4

Notes to Carve-Out Financial Statements.....................................5-8

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
Systech Retail Systems Corp.:

We have audited the accompanying carve-out balance sheet of the Systech Hardware Services Division, an operating division within Systech Retail Systems (Canada), Inc. and Systech Retail Systems (U.S.A.), Inc., which are subsidiaries of Systech Retail Systems Corp. (the Company), as of January 31, 2004, and the related carve-out statements of operations and cash flows for the year then ended. These carve-out financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these carve-out financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the carve-out financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall carve-out financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Systech Hardware Services Division as of January 31, 2004, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


(signed) Grant Thornton LLP

Raleigh, North Carolina
April 23, 2004

Systech Hardware Services Division
Carve-Out Balance Sheet
January 31, 2004

                                     Assets
Current assets:
    Trade accounts receivable                                                  $    611,420
    Prepaid expenses                                                                177,997
                                                                               ------------
                      Total current assets                                          789,417
                                                                               ------------
Property and equipment held for sale, at fair value less costs to sell:
    Equipment and vehicles                                                          107,590
    Furniture and fixtures                                                          241,875
    Computer hardware and software                                                  459,483
                                                                               ------------
                                                                                    808,948
                                                                               ------------
Service spares held for sale, at fair value less costs to sell                    4,484,764
                                                                               ------------
                                                                               $  6,083,129
                                                                               ============

                        Liabilities and Division Deficit
Current liabilities:
    Trade accounts payable                                                     $    986,351
    Accrued expenses                                                                246,381
    Deferred revenue                                                              2,134,107
                                                                               ------------
                      Total current liabilities                                   3,366,839
Debt allocated from Systech                                                      10,224,232
Division deficit                                                                 (7,507,942)
                                                                               ------------
                                                                               $  6,083,129
                                                                               ============

The accompanying notes are an integral part of this financial statement.
Page 2

Systech Hardware Services Division
Carve-Out Statement of Operations
For the Year Ended January 31, 2004

Net sales                                                          $ 20,281,210
Cost of sales                                                         2,404,250
                                                                   ------------
          Gross profit                                               17,876,960
Operating expenses                                                   23,349,120
Loss on impairment of long-term assets                                  679,003
                                                                   ------------
Division loss from operations                                        (6,151,163)
Interest expense                                                       (629,081)
Foreign currency exchange gains                                       3,172,410
                                                                   ------------
Division loss                                                      $ (3,607,834)
                                                                   ============


The accompanying notes are an integral part of this financial statement.
Page 3

Systech Hardware Services Division
Carve-Out Statement of Cash Flows
For the Year Ended January 31, 2004

Cash flows from operating activities:
    Division loss                                                                    $(3,607,834)
    Adjustments to reconcile net loss to net cash used in operating activities:
        Loss on impairment of long-term assets                                           679,003
        Foreign exchange gain                                                         (3,172,410)
        Depreciation                                                                   2,376,539
        Changes in operating assets and liabilities:
           Accounts receivable                                                         2,474,299
           Prepaid expenses                                                              115,498
           Accounts payable and accrued expenses                                      (1,234,717)
           Deferred revenue                                                           (2,839,158)
                                                                                     -----------
                      Net cash used in operating activities                           (5,208,780)
                                                                                     -----------
Cash flows from investing activities:
    Purchases of service spares                                                       (1,448,531)
    Purchases of property and equipment                                                 (208,369)
                                                                                     -----------
                      Net cash used in investing activities                           (1,656,900)
                                                                                     -----------
Cash flows from financing activities - Allocated borrowings from Systech               6,865,680
                                                                                     -----------
Increase (decrease) in cash                                                                    0
Cash and cash equivalents, beginning of year                                                   0
                                                                                     -----------
Cash and cash equivalents, end of year                                               $         0
                                                                                     ===========


The accompanying notes are an integral part of this financial statement.
Page 4

Systech Hardware Services Division
Notes to Carve-Out Financial Statements
January 31, 2004

Note A - Description of Business and Basis of Presentation

On February 27, 2004 (the Acquisition Date), Optimal Robotics Inc. (Optimal) (a Delaware Corporation) and its Canadian subsidiary, Optimal Services Group Inc., acquired the assets and assumed the liabilities related to an operating division of Systech Retail Systems Corp. (Systech) (a corporation continued under the laws of Ontario), pursuant to an Asset Purchase Agreement (the Agreement). This operating division, hereinafter referred to as Systech Hardware Services Division or the Division, provides on-site point-of-sale systems and maintenance and support, installation services and project management to retailers in the United States of America and Canada.

The initial purchase price (subject to a final working capital settlement within 60 days of closing) for the acquired net assets was $3,000,000. Of this amount, $2,500,000 was paid in cash to Systech on the Acquisition Date, with the remainder of $500,000 being held in escrow, pending a final working capital settlement. The final working capital settlement is based upon future changes in the Division's working capital balances.

The accompanying carve-out balance sheet, statement of operations and statement of cash flows as of and for the year ended January 31, 2004, have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. These financial statements have been prepared on a historical cost basis from the books and records maintained by Systech, on the basis of established accounting methods, practices and procedures and policies (see Note B) and the accounting judgments and estimation methodologies used by Systech, of which the Division represented a specific business unit. The Division never operated as a separate entity, but rather was an integrated part of Systech's consolidated business.

The carve-out financial statements include the direct revenue and direct operating expenses that relate to the Division. Direct operating expenses include salaries and wages, fringe benefits, materials, depreciation, and other expenses solely attributable to the Division. In addition, the carve-out financial statements also include allocations of corporate expenses incurred by Systech that are associated with the revenue-producing activities of the Division and are therefore indirectly attributable to the Division. Such allocated costs include sales and marketing costs, corporate overhead such as finance, accounting, human resources, information systems costs, and occupancy and procurement costs, which have been allocated to the Division using allocation factors such as sales volume, headcount and identifiable assets. Further, Systech has allocated interest and other debt related items to the Division based on a methodology that identified corporate borrowings with the divisional cash flows for operations and capital expenditures in the periods in which the borrowings occurred. Included in the allocated debt items are interest costs and foreign currency exchange gains that resulted from changes in foreign exchange rates during the year ended January 31, 2004, related to certain borrowings that were denominated in U.S. dollars.

The expenses incurred by Systech that are not specifically identifiable with the Division, but that have been allocated to the Division based on the methods described above, are reflected in the following table for the year ended January 31, 2004:

            Cost of goods sold                       $    15,237
            Selling, general and administrative
                expenses                               4,594,381
            Interest expense                             629,081
            Foreign currency exchange gains           (3,172,410)
                                                     ===========

Because of the inherent estimation required in allocating costs to the Division, the historical results of operations, as reflected in the accompanying carve-out statement of operations for the year ended January 31, 2004, may not be indicative of its results in the future.

Systech Hardware Services Division
Notes to Carve-Out Financial Statements
January 31, 2004

Note B - Summary of Significant Accounting Policies

Cash Flows

During the year ended January 31, 2004, the Division's funding requirements were met by Systech, largely through borrowings from third parties. As the Division has historically been managed as part of the operations of Systech and has been funded as needed to meet its operating and capital expenditure needs, outstanding cash balances have not been reflected on the accompanying carve-out balance sheet at January 31, 2004.

Foreign Currency Translations

As with Systech, the Division's functional currency is the Canadian dollar. Accordingly, foreign exchange gains and losses resulting from the translation of assets and liabilities denominated in non-Canadian currency are included in operations. The Division's monetary assets and liabilities, including its allocated share of Systech's debt, that are denominated in U.S. currency are translated into Canadian dollars at exchange rates in effect at the balance sheet date or when settled. Nonmonetary assets and liabilities and the Division's revenue and expenses are translated at the historical exchange rate in effect at the date the transactions occurred. Included in the net loss for the year ended January 31, 2004, are foreign currency exchange gains totaling $3,172,410.

The accompanying carve-out financial statements have been converted into U.S. dollars for reporting purposes, to be consistent with Optimal's reporting currency and the terms of the acquisition. Revenue and expense items have been translated using average exchange rates in effect during the year ended January 31, 2004. Balance sheet items have been translated using exchange rates in effect at January 31, 2004. The impact of translating the carve-out financial statements into U.S. dollars for reporting purposes have been included in division deficit in the accompanying carve-out balance sheet at January 31, 2004.

Revenue Recognition

Revenue earned from maintenance and support services are recognized ratably over the term of the related agreements with customers. Where contract terms allow invoicing prior to the provision of services, revenue is deferred and recognized as the services are provided or over the period of time-based service contracts.

Concentration of Credit Risk

The Division's customer base consists primarily of retailers in North America. Within this customer base, several large retailers account for a significant portion of the Division's sales and accounts receivable. Although the Division is directly affected by the well-being of the retail industry, management does not believe a significant credit risk exists within the accounts receivable balances as of January 31, 2004.

For the year ended January 31, 2004, the Division had one customer that accounted for 31% of total sales. Further, as of January 31, 2004, three customers comprised 69% of total accounts receivable. These three customers totaled 40%, 17% and 12%, respectively, of year-end accounts receivable.

Systech Hardware Services Division
Notes to Carve-Out Financial Statements
January 31, 2004

Property and Equipment and Service Spares

Property and equipment and service spares are stated at cost, less impairment charges discussed below. Depreciation is provided using 20-30% declining balance methods over the estimated useful lives of the related assets.

Depreciation expense was approximately $2,376,539 for the year ended January 31, 2004.

The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If this review indicates that the asset will not be recoverable based on the expected undiscounted net cash flows of the related asset, an impairment loss is recognized and the asset's carrying value is reduced. As a result of the Division's sale to Optimal, management determined that an impairment charge was required to reduce the value of the Division's property and equipment and service spares to their estimated fair value, less costs associated with the sale. As a result, the Company recorded an impairment charge of $679,003 related to such assets during the year ended January 31, 2004.

Advertising Costs

The Division expenses advertising costs as incurred. The amounts expensed during the year ended January 31, 2004, were approximately $17,584.

Use of Estimates

The preparation of these carve-out financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the carve-out financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Further, as discussed in Note A, the carve-out financial statements include allocations and estimates that are not necessarily indicative of debt levels and costs and expenses that would have resulted if the Division had been operated as a stand-alone entity.

Fair Value of Financial Instruments

The carrying values of accounts receivable, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments.

Income Taxes

No provision or benefit for income taxes has been provided in the accompanying carve-out financial statements of the Division due to the fact that the Division was not operated as a stand-alone unit. Further, as Systech was in a net loss position for the last several years, full valuation allowances have been provided against its net deferred income tax assets and no significant income tax provisions or benefits have been recorded in recent years.

Pursuant to the Agreement, no income tax-related assets or liabilities will be acquired or assumed by Optimal and, accordingly, no income tax-related assets or liabilities are reflected in the accompanying carve-out balance sheet.

Systech Hardware Services Division
Notes to Carve-Out Financial Statements
January 31, 2004

Note C - Long-term Debt Allocated from Systech

As discussed above, Systech has allocated a portion of its outstanding debt to the Division based on the cash flow requirements of the Division during the period the debt was incurred as a percentage of total cash requirements of all divisions of Systech. Due to significant capital and operating expenditures incurred during the past several years related to the anticipated growth of the Division, Systech has allocated approximately 80% of its corporate debt to the Division. Optimal will not assume any debt of Systech in the Agreement.

Interest expense has been allocated to the Division, based on the average allocated portion of the outstanding debt of Systech during the year ended January 31, 2004, as a percentage of total corporate debt incurred by Systech. Additionally, certain foreign exchange gains realized by Systech, related to changes in the value of non-Canadian dollar denominated debt during the year ended January 31, 2004, have been allocated to the Division on the same allocation methodology as interest costs.

Note D - Division Deficit

The Division's excess of its liabilities, including allocated corporate debt, over the value of its assets at January 31, 2004, represents the Division's share of Systech's accumulated deficit.